Free Writing Prospectus

Filed Pursuant to Rule 433

About ELEMENTS ELEMENTS are Benefits & Risks of ELEMENTS Benefits: • Access to New Markets and Strategies • Portfolio Diversification • Price Transparency • Flexibility and Liquidity Risks: • No Principal Protection • Underlying Market Measure Risk • Concentrated Investment Risk • Issuer Risk • Call Risk • Restrictions on Repurchase by the Issuer • A Trading Market May Not Develop Learn More ELEMENTS vs. Comparable Products ELEMENTS Tax Information How to Trade ELEMENTS Press Releases Webcasts & Webinars Prospectuses Featured ELEMENTS Products Add More Green to Your Portfolio: Global Warming ELEMENTS ETNs See All Products

About ELEMENTS ELEMENTS are Benefits & Risks of ELEMENTS ELEMENTS vs. Comparable Products ELEMENTS, index mutual funds and exchange-traded funds (ETFs) all provide investors with exposure to the returns of various underlying market measures. However, ELEMENTS offer different features that may make them a more attractive investment vehicle to certain investors than index mutual funds and ETFs. Learn More ELEMENTS Tax Information How to Trade ELEMENTS Press Releases Webcasts & Webinars Prospectuses Featured ELEMENTS Products Add More Green to Your Portfolio: Global Warming ELEMENTS ETNs See All Products

ELEMENTS Partners - Index providers ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among Index Providers, Investment Grade Issuers, Distributors and Securities Exchanges. Index Providers develop unique and robust total return market measures to be used in connection with ELEMENTS. Investors will get access to these market measures via ELEMENTS, which are senior unsecured obligations of Investment Grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. Securities Exchange. PDF Version Print All Partners Printable Format Beeland Interests, Inc. Beeland Interests, Inc., the publisher of the Rogers International Commodity Index (RICI) and its sub-indices (the Indices), is owned and controlled by James Beeland Rogers, Jr (Jim Rogers.) The RICI and the Indices are overseen and managed by a committee (RICI Committee). Jim Rogers chairs the RICI Committee and controls its decisions. Jim Rogers co-founded the Quantum Fund, a global investment partnership, with George Soros.  He taught finance at Columbia University Graduate School of Business and is a media commentator worldwide. He is the author of Adventure Capitalist, Investment Biker and Hot Commodities.

ELEMENTSSM Linked to the MLGX Gold Total Return Index (GOE) ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange. Product Brochure Prospectus Current Offering List Printable Format Market Data Returns Profile Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor’s actual return. Indices are not managed and one cannot invest directly in an index. ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns. ELEMENTS Indicative Values Returns indicate the change in last reported indicative values at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Daily Repurchase Value Daily Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date. Fee Factor The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed From the inception date to and including the applicable valuation date divided by 365. The annual investor Fee is Equal to 0.375%. Index Factor The index factor on any given day, other than the final valuation date, will be equal to the closing level of the index on the day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing level of the index on the inception date.

ELEMENTSSM Linked to the MLCX Livestock Total Return Index (LSO) ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange. Product Brochure Prospectus Current Offering List Printable Format Market Data Returns Profile Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor’s actual return. Indices are not managed and one cannot invest directly in an index. ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns. ELEMENTS Indicative Values Returns indicate the change in last reported indicative values at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Daily Repurchase Value Daily Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date. Fee Factor The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%. Index Factor The index factor on any given day, other than the final valuation date, will be equal to the closing level of the index on the day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing level of the index on the inception date.

ELEMENTSSM Linked to the MLCX Precious Metals Plus Total Return Index (PMY) ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange. Product Brochure Prospectus Current Offering List Printable Format Market Data Returns Profile Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor’s actual return. Indices are not managed and one cannot invest directly in an index. ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns. ELEMENTS Indicative Values Returns indicate the change in last reported indicative values at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Daily Repurchase Value Daily Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date. Fee Factor The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%. Index Factor The index factor on any given day, other than the final valuation date, will be equal to the closing level of the index on the day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing level of the index on the inception date.

ELEMENTSSM Linked to the Credit Suisse Global Warming Index, Exchange Series (GWO) ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange. Current Offering List Printable Format Product Brochure Prospectus Market Data Returns Profile Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any Fees which would reduce an investor’s actual return. Indices are not managed and one cannot invest directly in an index. ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns. ELEMENTS Indicative Values Returns indicate the change in last reported indicative values at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Daily Repurchase Value Daily Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date. Fee Factor The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%. Index Factor The index factor on any given day, other than the final valuation date, will be equal to the closing level of the index on the day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing level of the index on the inception date.

Each issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the issuer has filed with the SEC relating to such offering for more complete information about that issuer and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or by visiting the ELEMENTS website at www.ELEMENTSetn.com. Alternatively, the issuer, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and other documents relating to any such offering upon your calling toll-free 1-877-ETN-ADVICE (386-2384). You can also ask your broker or financial advisor to provide you with the prospectus and other documents.